Exhibit 99.1

PDS Biotechnology Expands VERSATILE-002 study of PDS0101 and KEYTRUDA®
in Advanced Head and Neck Cancer to Include Patients Who Have Failed Prior
Treatment with Checkpoint Inhibitors

Florham Park, NJ, June 3, 2021 - PDS Biotechnology Corporation (Nasdaq: PDSB), a clinical-stage immunotherapy company developing novel cancer therapies and infectious disease vaccines based on the Company’s proprietary Versamune® T-cell activating technology, today announced the protocol amendment to expand its Phase 2 VERSATILE-002 study to include patients, in an additional arm, who have failed prior checkpoint inhibitor (CPI) therapy (CPI refractory patients).  The VERSATILE-002 study is designed to evaluate PDS0101 in combination with KEYTRUDA® (pembrolizumab) in the treatment of advanced human papillomavirus (HPV)-associated head and neck cancer and is currently being run at approximately 20 clinical sites in the US.

VERSATILE-002 was initially opened to checkpoint inhibitor naive HPV16-associated head and neck cancer patients in first line treatment of recurrent or metastatic cancer.  The trial is actively recruiting patients who have the option to receive the two immunotherapies rather than chemotherapy as their first line of treatment for recurrent disease.  The additional study arm will evaluate the objective response to the combination among approximately 40 patients with advanced head and neck cancer who have failed multiple treatments, including checkpoint inhibitor therapy. Objective response is measured by radiographic tumor responses according to RECIST 1.1.  In the expansion arm, the first 21 patients will be evaluated for safety and objective response before the arm progresses to full enrollment.

The inclusion of CPI refractory patients in VERSATILE-002 follows the publication of an abstract and subsequent presentation of interim data in another Phase 2 trial (NCT04287868) being led by the National Cancer Institute (NCI) evaluating the combination of PDS0101 (Versamune®-HPV16) in combination with two investigational immunotherapies. That trial recently reported clinical responses with objective responses (tumor reduction of 30% or more) in 63% (5/8) of HPV16-positive cancer patients who had failed chemotherapy, radiation, and checkpoint inhibitor therapy.

“There is an enormous unmet medical need in advanced head and neck cancer patients who have failed multiple therapies, including chemotherapy, radiation and checkpoint inhibitor therapy.  We believe the combination of PDS0101 and KEYTRUDA® has the potential to significantly improve clinical outcomes for these patients who have limited treatment options,” commented Dr. Lauren Wood, Chief Medical Officer of PDS Biotech.

Dr. Jared Weiss, Associate Professor of Medicine, Division of Oncology, University of North Carolina at Chapel Hill School of Medicine and Lineberger Comprehensive Cancer Center, is serving as the Principal Investigator of this Phase 2 clinical trial in advanced HPV16-associated head and neck cancer.  For patients interested in learnings more about this clinical study, please visit the website: https://pdsbiotech.com/versatile-002.

About PDS Biotechnology

PDS Biotech is a clinical-stage immunotherapy company developing a growing pipeline of cancer immunotherapies and infectious disease vaccines based on the Company’s proprietary Versamune® T-cell activating technology platform. Our Versamune®-based products overcome the limitations of current immunotherapy by inducing in vivo, large quantities of high-quality, highly potent polyfunctional tumor specific CD4+ helper and CD8+ killer T-cells. PDS Biotech has developed multiple therapies, based on combinations of Versamune® and disease-specific antigens, designed to train the immune system to better recognize diseased cells and effectively attack and destroy them. Our immuno-oncology product candidates are initially being studied in combination therapy to potentially enhance efficacy without compounding toxicity across a range of cancer types. The company’s lead investigational cancer immunotherapy product PDS0101 is currently in Phase 2 clinical studies in HPV-associated cancers. To learn more, please visit www.pdsbiotech.com or follow us on Twitter at @PDSBiotech.

About PDS0101

PDS Biotech’s lead candidate, PDS0101, combines the utility of the Versamune® platform with targeted antigens in HPV-expressing cancers.  In partnership with Merck and Co., PDS Biotech is evaluating a combination of PDS0101 and KEYTRUDA® in a Phase 2 study in first-line treatment of recurrent or metastatic head and neck cancer. PDS Biotech is also conducting two additional Phase 2 studies in advanced HPV-associated cancers and advanced localized cervical cancer with the National Cancer Institute (NCI) and The University of Texas MD Anderson Cancer Center, respectively.

Forward Looking Statements

This communication contains forward-looking statements (including within the meaning of Section 21E of the United States Securities Exchange Act of 1934, as amended, and Section 27A of the United States Securities Act of 1933, as amended) concerning PDS Biotechnology Corporation (the “Company”) and other matters. These statements may discuss goals, intentions and expectations as to future plans, trends, events, results of operations or financial condition, or otherwise, based on current beliefs of the Company’s management, as well as assumptions made by, and information currently available to, management. Forward-looking statements generally include statements that are predictive in nature and depend upon or refer to future events or conditions, and include words such as “may,” “will,” “should,” “would,” “expect,” “anticipate,” “plan,” “likely,” “believe,” “estimate,” “project,” “intend,” “forecast,” “guidance”, “outlook” and other similar expressions among others. Forward-looking statements are based on current beliefs and assumptions that are subject to risks and uncertainties and are not guarantees of future performance. Actual results could differ materially from those contained in any forward-looking statement as a result of various factors, including, without limitation: the Company’s ability to protect its intellectual property rights; the Company’s anticipated capital requirements, including the Company’s anticipated cash runway and the Company’s current expectations regarding its plans for future equity financings; the Company’s dependence on additional financing to fund its operations and complete the development and commercialization of its product candidates, and the risks that raising such additional capital may restrict the Company’s operations or require the Company to relinquish rights to the Company’s technologies or product candidates; the Company’s limited operating history in the Company’s current line of business, which makes it difficult to evaluate the Company’s prospects, the Company’s business plan or the likelihood of the Company’s successful implementation of such business plan; the timing for the Company or its partners to initiate the planned clinical trials for PDS0101, PDS0203 and other Versamune® based products; the future success of such trials; the successful implementation of the Company’s research and development programs and collaborations, including any collaboration studies concerning PDS0101, PDS0203 and other Versamune® based products and the Company’s interpretation of the results and findings of such programs and collaborations and whether such results are sufficient to support the future success of the Company’s product candidates; the success, timing and cost of the Company’s ongoing clinical trials and anticipated clinical trials for the Company’s current product candidates, including statements regarding the timing of initiation, pace of enrollment and completion of the trials (including our ability to fully fund our disclosed clinical trials, which assumes no material changes to our currently projected expenses), futility analyses, presentations at conferences and data reported in an abstract, and receipt of interim results, which are not necessarily indicative of the final results of the Company’s ongoing clinical trials;  any Company statements about its understanding of product candidates mechanisms of action and interpretation of preclinical and early clinical  results from its clinical development programs and any collaboration studies; the acceptance by the market of the Company’s product candidates, if approved; the timing of and the Company’s ability to obtain and maintain U.S. Food and Drug Administration or other regulatory authority approval of, or other action with respect to, the Company’s product candidates; and other factors, including legislative, regulatory, political and economic developments not within the Company’s control, including unforeseen circumstances or other disruptions to normal business operations arising from or related to COVID-19. The foregoing review of important factors that could cause actual events to differ from expectations should not be construed as exhaustive and should be read in conjunction with statements that are included herein and elsewhere, including the risk factors included in the Company’s annual and periodic reports filed with the SEC. The forward-looking statements are made only as of the date of this press release and, except as required by applicable law, the Company undertakes no obligation to revise or update any forward-looking statement, or to make any other forward-looking statements, whether as a result of new information, future events or otherwise.

Media & Investor Relations Contact:

Deanne Randolph
PDS Biotech
Phone: +1 (908) 517-3613
Email: drandolph@pdsbiotech.com

Rich Cockrell
CG Capital
Phone: +1 (404) 736-3838
Email: rich@cg.capital